TOLLING AGREEMENT

THIS TOLLING AGREEMENT ("Agreement") by and between Reliability, Inc. ("Reliability"), Maslow Media Group, Inc. ("Maslow"), Nicholas Tsahalis ("Tsahalis"), Mark Speck ("Speck"), Jeffrey Eberwein ("Eberwein"), and Lone Star Value Management, LLC ("LSVM") (hereinafter Reliability, Maslow, Tsahalis, Speck, Eberwein, and LSVM are collectively referred to as the "Reliability Parties"), on the one hand, and Vivos Holdings, LLC ("Vivos"), Vivos Real Estate Holdings, LLC (" VREH"), Naveen Doki, M.D. ("Doki"), Suresh Doki ("S. Doki") Silvija Valleru, M.D. ("Valleru"), Kaylan Pathuri ("Pathuri"), Igly Trust by Kaylan Pathuri, its trustee ("Igly"), Shirisha Janumpally ("Janumpally"), Judos Trust by Shrishsha Janumpally, its trustee ("Judos") and Federal Systems, LLC ("Federal") (hereinafter, Vivos, VREH, Doki, S. Doki, Valleru, Pathuri, Igly, Janumpally, Judos, and Federal as the "Vivos Parties"), on the other hand (hereinafter The Reliability Parties and the Vivos Parties together are collectively referred to as the "Parties" and singularly each is referred to as a "Party"),

Whereas, the Parties are engaged in litigation pending in the following venues: (1) In the Circuit Court for Montgomery County, Maryland, Case No.: 479883V (the "Maryland Case"); (2) in the United States District Court for the Southern District of New York, case 1:20-cv-07109-KPF (the "Federal Case"); in the District Court of Harris County, Texas, 55th Judicial District Cause no. 2020-13437 (the "Texas Case"); (4) in the Fourteenth Court of Appeals, Case no. No. 14-20-00733-CV (the "Texas Appeal"); and, (5) an arbitration proceeding before the American Arbitration Association pending in New York City, Reliability Incorporated v. Naveen Doki, et al., , Case 01-20-0005-5053 (the "AAA Proceeding") (hereinafter the Maryland Case, the Federal Case, the Texas Case, the Texas Appeal and the AAA Proceeding shall be referred to as the "Litigation"); and,

Whereas, the Parties desire to arbitrate all claims pending in the Litigation, and those arising out of the same facts as the claims pending in Litigation (the "Claims"), and desire to have the Claims arbitrated together in one (1) binding arbitration hearing; and

Whereas, one or more of the courts or bodies where cases in the Litigation is filed may refuse to stay proceedings and require that one or more of the cases be dismissed;

Whereas the Parties affirm and acknowledge that this Agreement shall not constitute a waiver, discharge or release of any statute of limitations or other defense which may be asserted by the Parties based upon the passage of time or otherwise which may have arisen prior to the Effective Date of this Agreement as the terms is defined below, or which may arise after the Expiration Date of this Agreement as the terms is defined below.

and

Whereas, in the event one or more of the cases must be dismissed, the Parties desire to preserve their claims from the bar of limitations so that the claims may proceed in arbitration, as more fully set forth herein,

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and the above recitals which are incorporated as material terms herein, and for other good and

valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties do hereby covenant and agree as follows:

1. The Recitals stated above are incorporated herein and form a material part of this Agreement.

2. As used in this Agreement, the following terms shall have the following meanings:

(a) "Claims" shall mean any and all claims and/or causes of action, or defenses known or unknown, that the Parties has or may have against each other, including without limitation those asserted in the Litigation.

(b) "Tolling Period" shall mean the period from and including the Effective Date of this Agreement until and including the Expiration Date (as defined below) of this Agreement.

(c) "Expiration Date" shall mean June 30, 2022.

(d) "Timing Defenses" shall mean and include, and shall be limited to, any affirmative defenses that the Parties may have to the extent based upon: (1) any statute of limitations, (2) laches, (3) any limitations period previously agreed upon in writing by and between the Parties and/or (4) any failure to institute or commence litigation or other legal proceedings within some specified period, before a specified date, or before the happening of a specified event.

(e) "Effective Date" shall mean the effective date of this Agreement, to wit, August 30, 2021.

3. The Reliability Parties and The Vivos Parties stipulate, covenant and agree that beginning on the Effective Date and ending on the Expiration Date Timing Defenses and all Claims shall be tolled during the Tolling Period, to allow the claims and defenses to proceed in arbitration, in accordance with the terms of the Parties' Agreement to Arbitrate.

4. The Reliability Parties and The Vivos Parties stipulate, covenant, and agree that this Agreement shall have no effect on any Party's ability to assert claims or Timing Defenses that may be available to any Party prior to the Effective Date, and that all time periods prior to the Effective Date and after the Expiration Date (and prior to the filing of any lawsuit or other legal proceeding by The Reliability Parties subject to paragraph 5 of this Agreement) shall be included in the calculation of and running of any applicable Timing Defenses. Nothing contained herein shall preclude any Party from asserting any Timing Defenses and Claims to the extent that such defenses and Claims already exist as of the Effective Date, and nothing herein shall be deemed to revive any Claims barred as of the Effective Date.

5. The Reliability Parties and The Vivos Parties stipulate, covenant, and agree that each Party, by executing and entering into this Agreement, is not waiving or otherwise impairing by estoppel or any other means the other Party's right and ability to raise any Claims or Timing Defenses available for the periods prior to the Effective Date and after the Expiration Date (and prior to the filing of any lawsuit or other legal proceeding by any Party subject to paragraph 5 of this Agreement).

6. The provisions of this Agreement comprise all of the terms, conditions, agreements and representations of the Parties respecting the tolling of the Timing Defenses. This Agreement may not be altered or amended except by written agreement executed by The Reliability Parties and The Vivos Parties. The Reliability Parties and The Vivos Parties hereby agree that terms of this Agreement have not been changed, modified, or expanded by any oral agreements or representations entered into or made by The Reliability Parties and The Vivos Parties prior to or at the execution of this Agreement.

7. The Parties hereto acknowledge that each of them has had the benefit of counsel of their choice and has been offered an opportunity to review this Agreement with chosen counsel. The Parties hereto further acknowledge that they have, individually or through their respective counsel, participated in the preparation of this Agreement, and it is understood that no provision hereof shall be construed against any party hereto by reason of either party having drafted or prepared this Agreement.

8. This Agreement may be executed in one or more original counterparts, each of which shall be deemed an original, but also which together will constitute one and the same instrument.

9. This Agreement shall terminate on the Expiration Date as provided in paragraph 1(c) above, unless extended in writing by the parties to be bound. The Parties may also terminate this Agreement upon giving written notice of termination to the other Party, delivered (i) in person against a signed receipt, (ii) by certified mail, return receipt requested, or (iii) by priority overnight delivery by an established, nationwide delivery service. In-person delivery will be effective on the date of delivery. Delivery by certified mail will be effective upon proof of delivery by a U.S. Postal Service employee. Delivery by a delivery service will be effective upon actual delivery by the delivery service.

10. **Notice Addresses**. Notices pursuant to this Agreement will be addressed as follows (or such other address as a Party may designate by notice to the other in accordance with this Agreement):

If to Vivos Parties:

c/o Elias G. Saboura-Polkovotsy, Esq.
SABOURA. GOLDMAN & COLOMBO, P.C.
11200 Rockville Pike, Suite 120
North Bethesda, MD 20852
Phone: (301) 245-3234
Facsimile: (301) 881-8885
esaboura@sabouralaw.com

AND

Alfred Scanlan, Attorney at Law
38 South Potomac St.

Suite 306
Hagerstown, MD 21740
ascanlan @scanlan-law.com
301-331-1918

If to the Reliability Parties.

Eric Pelletier, Esquire
OFFIT KURMAN, P.A.
7501 Wisconsin Ave.
Suite 1000W
Bethesda, MD 20814
Phone: (240) 240-507-1700
Facsimile: (240) 507-1735
epelletier@offitkurman.com

11. This Agreement may not be used or relied upon for any purpose other than the enforcement of its terms. This Agreement shall not be used or referred to by any of the Parties in any proceeding, except solely for the purpose of establishing, if the matter is contested, the tolling of the statute of limitations or other time-related defenses as set forth herein.

12. Nothing in this Agreement shall be construed as an admission or denial by any of the Parties as to the merits of any of other Parties' Claims or the merits of any of Parties' defenses to the other Parties' Claims.

13. This Agreement shall be binding and effective upon the Effective Date.

14. The Parties' "Agreement to Arbitrate" which is attached hereto and incorporated therein, as Exhibit A is hereby incorporated as if fully stated herein..

15. Whenever used in this Agreement, (A) the captions in this Agreement are for convenience of reference only and do not limit or define any provision of this Agreement, and (B) this Agreement and the rights and obligations of the Parties hereunder shall in all respects be governed by, and construed and enforced in accordance with the laws of the State of Maryland, without regard to choice-of-law principles. Moreover, this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party who caused it to have been drafted. The Parties represent that each participated in the drafting and preparation of this Agreement and that each understands and agrees to be bound and abide by the terms herein. In the event of an ambiguity in the interpretation of any provision of this Agreement, the Parties agree that the ambiguity shall not be interpreted against any party hereto on the basis that the party was the author of the Agreement.

16. Counterparts. This Agreement may be executed in counterparts by telecopy or electronic mail and shall be binding and effective upon execution by all of the Parties. Each counterpart shall be deemed an original, and together shall constitute one document.

The Reliability Parties:

Reliability, Inc.

____

By: ____________________

Its: ____________________

Maslow Media Group, Inc.

____

By: ____________________

Its: ____________________

Lone Star Value Management, LLC

Jeff Eberwein

By: [signature]

Its: Managing Member and CEO

____

Nicholas Tsahalis

____

Mark Speck

[signature]

Jeffrey Eberwein

The Vivos Parties:

Vivos Holdings, LLC

[signature]

By: Naveen Doki

Its: Majority owner

Vivos Real Estate Holdings, LLC

[signature]

By: Majority owner

Its: ____________________

[signature]

Naveen Doki

[signature]

Suresh Doki

[signature]

Silvija Valleru

[signature]

Kalyan Pathuri

[signature]

Igly Trust, by Kaylan Pathuri, its Trustee

The Reliability Parties:

Reliability, Inc.

____

By: Nick Tsahalis

Its: President

Maslow Media Group, Inc.

____

By: Nick Tsahalis

Its: CEO

Lone Star Value Management, LLC

____

By: ________________________

Its: ________________________

____
Nicholas Tsahalis

Mark R Speck
Mark Speck

____
Jeffrey Eberwein

The Vivos Parties:

Vivos Holdings, LLC

____

By: ________________________

Its: ________________________

Vivos Real Estate Holdings, LLC

____

By: ________________________

Its: ________________________

____
Naveen Doki

____
Suresh Doki

____
Silvija Valleru

____
Kalyan Pathuri

____
Igly Trust, by Kaylan Pathuri, its Trustee

____
Shirisha Janumpally

Shirisha Janumpally

Judos Trust, by Shirisha Janumpally, its Trustee

Federal Systems, LLC, LLC

By: Naveen Doki

Its: Director